UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 22, 2004

MAPINFO CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-23078	06-1166630
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

ONE GLOBAL VIEW, TROY, NEW YORK 12180
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (518) 285-6000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 22, 2004, MapInfo Corporation (the "Company"), entered into an employment agreement with Gavin Lennox, the Group Vice President of Worldwide Sales and Marketing of the Company (the "Agreement"). The Agreement supercedes and replaces the employment agreement dated October 1, 2003 between the Company and Mr. Lennox. Under the Agreement, effective October 1, 2004, Mr. Lennox's position with the Company will be Vice President and General Manager Asia-Pacific, and he will be based in Auckland, New Zealand. Mr. Lennox' base salary is set at AUD$256,472 (approximately $185,000) and he is eligible to receive incentive compensation of 78% of his annual base salary, payable quarterly, upon achievement of certain targeted Company objectives as outlined each fiscal year in Mr. Lennox' approved incentive compensation plan. In addition, Mr. Lennox will be reimbursed up to $75,000 for relocation of his family and household goods to Auckland, New Zealand.

The Agreement will continue in effect until terminated by either party. The Company may terminate Mr. Lennox's employment for any reason upon 12 months' notice. If Mr. Lennox terminates his employment for good reason, as defined in the Agreement, he shall receive a lump-sum payment equal to his highest annual base salary plus actual incentive compensation achieved during the immediate past five-year period. Upon any change in control of the Company where Mr. Lennox is not the surviving Vice President and General Manager Asia-Pacific or is offered a position not acceptable to him, he shall receive a lump sum payment equal to his highest two years base salary plus actual incentive compensation achieved during the immediate past five-year period, the Company shall continue for a period of two years Mr. Lennox' life and health insurance, and all unexpired and unvested stock options to purchase common stock of the Company shall be exercisable immediately as of the date of such change in control. If Mr. Lennox' employment is terminated by the Company for cause, the Company shall pay his full base salary through the date of termination at the rate in effect at the time the notice is given and any incentive compensation earned through the date of termination. If Mr. Lennox terminates the agreement by resigning, he shall receive a payment equal to six months of his then current base salary. In all events related to termination/separation, payment is conditioned upon the execution by Mr. Lennox of a general release in favor of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MapInfo Corporation

Date: September 28, 2004	By: /s/ K. Wayne McDougall
K. Wayne McDougall Vice President and Chief Financial Officer (principal financial and accounting officer)